AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 28th day of June, 2013, to the Amended and Restated Custody Agreement, originally made and entered into as of June 6, 2006, and amended and restated as of December 6, 2012 (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit Z is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/ Douglas G. Hess	By: /s/Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Semper – 6/2013

 Exhibit Z to the Separate Series of Advisors Series Trust Custody Agreement

Name of Series	Date Added
Semper MBS Total Return Fund	on or after June 28, 2013

Domestic Custody Services Fee Schedule
Annual Fee Based Upon Market Value Per Fund*
___ basis point on average daily market value
Minimum annual fee per fund - $___
Plus portfolio transaction fees

Portfolio Transaction Fees
▪	$___ – Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$___ – Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction
▪	$___ – Option/SWAPS/future contract written, exercised or expired
▪	$___ – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$___ – Physical transaction
▪	$___ – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$___ – Segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Exhibit Z.

Semper Capital Management, L.P.

By: /s/ Thomas B. Mandel

Printed Name: Thomas B. Mandel

Title: Sr. Managing Director	Date: July 9, 2013

Exhibit Z (continued) to the Separate Series of Advisors Series Trust Custody Agreement

Global Sub-Custodial Services Annual Fee Schedule

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China“A” Shares	All	[ ]	$[ ]	Palestinian Autonomous Area*	All	[ ]	$[ ]
China“B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Serbia*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
France	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Lebanon	All	[ ]	$[ ]		All	[ ]	$[ ]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$5 billion: 1bp>$5 billion and <$10 billion: .75bp; >$10 billion: .50 bps

Semper – 6/2013

Exhibit Z (continued) to the Separate Series of Advisors Series Trust Custody Agreement

Global Sub-Custodial Services Annual Fee Schedule (Continued)

Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $___
▪	26-50 foreign securities: $___
▪	Over 50 foreign securities: $___
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $___.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $___ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Semper – 6/2013	4